Exhibit 4.53

GeniTech Co., Ltd. Subscription Agreement

GeniTech Co., Ltd.

SUBSCRIPTION AGREEMENT

February 26, 2026

GeniTech Co., Ltd. Subscription Agreement

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATION	5

2	THE TRANSACTION	13

3	CONDITIONS PRECEDENT TO CLOSING	18

4	THE CLOSING AND PAYMENT OF THE TRANSACTION	19

5	REPRESENTATIONS AND WARRANTIES	21

6	COVENANTS	27

7	CONFIDENTIALITY	31

8	INDEMNIFICATION	32

9	EFFECTIVENESS AND TERMINATION	33

10	NOTICES	35

11	GOVERNING LAW AND DISPUTE RESOLUTION	38

12	FORCE MAJEURE	38

13	MISCELLANEOUS	39

Exhibit 1: Shareholding Structure of the Target Company

Exhibit 2: Asset Transfer Agreement

Exhibit 3: Proposed Business Spin-off Agreement

Exhibit 4: List of the Management Team

Exhibit 5: Lease of the Properties for the Proposed Spin-off

Exhibit 6: Confirmation Letter on the Satisfaction of Conditions Precedent

Exhibit 7: Shareholders’ Agreement

Exhibit 8: New Articles of Association

Exhibit 9: Capital Contribution Certificate

Exhibit 10: Register of Shareholders

Exhibit 11: Restructuring Plan

GeniTech Co., Ltd. Subscription Agreement

GeniTech Co., Ltd. Subscription Agreement

This GeniTech Co., Ltd. Subscription Agreement (this “Agreement”) is made on February 26, 2026 (the “Execution Date”) by and among:

(1)

GeniTech Co., Ltd.，a limited liability company duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MAELWJFX30,and with its registered address at Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (the “Target Company”)；

(2)

NIO Inc., a company duly organized and validly existing under the Laws of the Cayman Islands, and with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“NIO”)；

(3)

NIO Technology (Anhui) Co., Ltd.，a limited liability company duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MA2W48B2X6，and with its registered address at Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (the “Controlling Shareholder”);

(4)

Hefei Shenrui No.1 Enterprise Management Consulting Partnership (Limited Partnership)，a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MAK4BXLL2H，and with its registered address at Room 2001, 2/F, Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (“Shenrui No.1”);

(5)

Hefei Shenrui No.2 Enterprise Management Consulting Partnership (Limited Partnership)，a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MAK4C1DU3H，and with its registered address at Room 2002, 2/F, Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (“Shenrui No.2”);

(6)

Hefei Shenrui No.3 Enterprise Management Consulting Partnership (Limited Partnership)，a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MAK3BJ489X，and with its registered address at Room

GeniTech Co., Ltd. Subscription Agreement

2003, 2/F, Building F, Hengchuang Intelligent Science and Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province (“Shenrui No.3”);

(7)

Hefei Jiantou Emerging Industry Equity Investment Fund Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MAERNQ6CXM, and with its registered address at 4th Floor, Podium Building, Jiantou Building, No. 229 Wuhan Road, Yandun Subdistrict, Baohe District, Hefei, Anhui Province (“Emerging Industry Fund”);

(8)

Hefei Haiheng Emerging Industry Equity Investment Fund Partnership Enterprise (Limited Partnership)，a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MADY33TD70, and with its registered address at Room 8025, 8th Floor, Building 9, Sino-German Innovation Park, No. 6155 Jinxiu Avenue, Linhu Community, Hefei Economic and Technological Development Zone, Hefei, Anhui Province (“Hefei Haiheng”)

(9)

Shenzhen Harmonious Growth Phase III Technology Development Equity Investment Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91440300MA5FHNP8XE, and with its registered address at Room 402-7, Building 1, Yujingwan Garden, Xin’an Sixth Road, Haiyu Community, Xin’an Street, Bao’an District, Shenzhen (“Harmonious Growth Fund”);

(10)

Social Security Fund Yangtze River Delta Technology Innovation Equity Investment Fund (Shanghai) Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91310000MAD48PMF9G, and with its registered address at 180 South Urumqi Road, Xuhui District, Shanghai (“Social Security Yangtze River Delta Fund”, together with Harmonious Growth Fund, the “Harmonious Fund”);

(11)

OmniVision Integrated Circuits Group, Inc., a limited liability company duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 9131000066244468X3, and with its registered address at 7/F, Block C, Building 1, 3000 Longdong Avenue, China (Shanghai) Pilot Free Trade Zone (“OmniVision Group”);

(12)	Shanghai Keshi Management Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic

GeniTech Co., Ltd. Subscription Agreement

of China, holding a business license with unified social credit code of 91310230MAK283X904, and with its registered address at Hongfeng Road No.33, Hengsha Township, Chongming District, Shanghai (Shanghai Hengtai Economic Development Zone) (“Shanghai Keshi”);

(13)

Shenzhen Juyuan Xinchuang Private Equity Investment Fund Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91440300MA5GTXGA20, and with its registered address at Room 1007, Building 7, Phase II, Hongshan 6979, Daling Community, Minzhi Street, Longhua District, Shenzhen (“Juyuan Xinchuang”);

(14)

Jiaxing Juyuan Zhiguang Equity Investment Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91330402MAK4R5MN6Y, and with its registered address at Room 221-100, Building 1, Fund Town, No. 1856 Nanjiang Road, Dongzha Street, Nanhu District, Jiaxing City, Zhejiang Province (“Juyuan Zhiguang”, together with Juyuan Xinchuang, the “Zhongxin Juyuan”)；

(15)

Anhui Guokong Growth Energy Investment Fund Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340111MA2WCKDQ5B, and with its registered address at BH333, Binhu Financial Town, No. 8 Heilongjiang Road, Baohe District, Hefei City (“Anhui Guokong”);

(16)

Anhui Gaoxin Yuanhe Puhua Private Equity Investment Fund Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91341171MADX2642XG, and with its registered address at Room 407-5, Suzhou-Chuzhou International Business Center, No. 1999 Huizhou South Road, Dawang Subdistrict, China-Singapore Suzhou-Chuzhou High-tech Industrial Development Zone, Chuzhou City, Anhui Province (“Yuanhe Puhua”);

(17)

Hefei Weilai Industrial Development Equity Investment Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91340121MA8NGPNUXW, and with its registered address at Shuangfeng Zhigu Innovation and Entrepreneurship Technology Park, Intersection of Meichonghu Road and Wenming Road, Shuangfeng Industrial Zone, Changfeng County, Hefei City, Anhui Province

GeniTech Co., Ltd. Subscription Agreement

(“Hefei Weilai Investment”);

(18)

Chongqing Manufacturing Transformation and Upgrade Private Equity Investment Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91500151MA7F7WCR6C, and with its registered address at 15/F, Financial Building, No. 505 Jinlong Avenue, Dongcheng Subdistrict, Tongliang District, Chongqing (“Chongqing Manufacturing Fund”);

(19)

Hubei Green Innovation Navigation Equity Investment Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91420106MAEL9FK33A, and with its registered address at Room 3206, New Commercial Service Facility (Tietou Carbon Hub), No. 223 Zhongbei Road, Wuchang District, Wuhan City, Hubei Province (“Hubei Green Innovation Fund”, together with Chongqing Manufacturing Fund, the “Jianxin Equity”); and

(20)

Kunshan Yuanhe Yucheng Venture Capital Partnership (Limited Partnership), a limited partnership duly established and existing under the Laws of the People’s Republic of China, holding a business license with unified social credit code of 91320583MAD0U3MTX7, and with its registered address at Room 702, Building 1, Huijin Fortune Plaza, No. 258 Dengyun Road, Yushan Town, Kunshan City, Suzhou, Jiangsu Province (“Oriza Holdings”).

Shenrui No.1, Shenrui No.2 and Shenrui No.3 are hereinafter individually or collectively referred to as the “Employee Shareholding Platforms”. The Target Company, NIO, Controlling Shareholder and the Employee Shareholding Platforms are hereinafter individually referred to as a “Company Party” and collectively as the“Company Parties”. Emerging Industry Fund, Hefei Haiheng, Harmonious Growth Fund, Social Security Yangtze River Delta Fund, OmniVision Group, Shanghai Keshi, Juyuan Xinchuang, Juyuan Zhiguang, Anhui Guokong, Yuanhe Puhua, Hefei Weilai Investment, Chongqing Manufacturing Fund, Hubei Green Innovation Fund and Oriza Holdings are hereinafter individually referred to as an “Investor” and collectively as the “Investors”. The above parties are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS：

(1)	The Target Company is a limited liability company established under the Laws of China;
(2)	As of the Execution Date of this Agreement, the registered capital of the Target Company is RMB75,291,296.05 (in words: Renminbi Seventy-Five Million Two

GeniTech Co., Ltd. Subscription Agreement

Hundred Ninety-One Thousand Two Hundred Ninety-Six Yuan and Five Fen). The Controlling Shareholder holds 86.2667% of the equity in the Target Company, with paid-in registered capital of RMB64,951,291.39 (in words: Renminbi Sixty-Four Million Nine Hundred Fifty-One Thousand Two Hundred Ninety-One Yuan and Thirty-Nine Fen). Shenrui No.1 holds 5.4933% of the equity in the Target Company, with subscribed registered capital of RMB4,136,001.86 (in words: Renminbi Four Million One Hundred Thirty-Six Thousand One Yuan and Eighty-Six Fen). Shenrui No.2 holds 4.1200% of the equity in the Target Company, with subscribed registered capital of RMB3,102,001.40 (in words: Renminbi Three Million One Hundred Two Thousand One Yuan and Forty Fen). Shenrui No.3 holds 4.1200% of the equity in the Target Company, with subscribed registered capital of RMB3,102,001.40 (in words: Renminbi Three Million One Hundred Two Thousand One Yuan and Forty Fen). The equity structure of the Target Company is as set forth in Part 1 of Exhibit 1;

(3)	The Investor intends to subscribe for and contribute to the increased registered capital of the Target Company in accordance with the terms of this Agreement; and
(4)

On the same date as the Execution Date of this Agreement, the Parties hereto also entered into the GeniTech Co. Shareholders Agreement (the “Shareholders Agreement”) in connection with the transactions contemplated hereunder.

NOW, THEREFORE, the parties hereto have agreed as follows:

1DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS

Unless otherwise specified in this Agreement, the following terms shall have the following meanings:

“Fully-Diluted Basis”	means

including all issued or contractually committed equity interests upon completion of the Closing, encompassing all equity interests, option arrangements (if any), warrant arrangements (if any), various convertible equity instruments (if any), and effects arising from anti-dilution provisions (if any) that may exist due to prior financing rounds. If such arrangements exist, the registered capital of the Target Company shall be calculated based on the outcome after full implementation of the relevant arrangements.

GeniTech Co., Ltd. Subscription Agreement

“Target Intellectual Property”	means

the patents and patent applications, trademarks and trademark applications listed in Exhibits 1 and 2 of the Patent and Trademark Rights Transfer Agreement executed between the Target Company, NIO Co., Ltd., NIO Technology (Anhui) Co., Ltd., NIO (Anhui) Co., Ltd. and Wei Rui Technology (Shenzhen) Co., Ltd. on September 29, 2025, as attached in Exhibit 2 hereto.

“Target Assets”	means

the contents specified in Exhibits 1 and 2 of the Asset Transfer Agreement executed between the Target Company, NIO Co., Ltd. and NIO Technology (Anhui) Co., Ltd. on September 29, 2025, as attached in Exhibit 2 hereto, together with the Target Intellectual Property.

“Target Business”	means	the autonomous driving chip business and autonomous driving domain controller business currently operated by NIO Holding Co., Ltd. and its affiliates, which will be assumed by the Target Company.
“Target Business Spin-off”	means	all matters listed in Exhibit 11.
“Liabilities”	means	with respect to any person, all actual or potential debts and obligations of any nature, whether or not disclosure thereof is required in such person’s accounts based on their nature.
“Business Day”	means	any day other than a Saturday, Sunday, statutory holiday, or any other day on which commercial banks are closed for business in China.
“New Articles of Association”	means

the restated and amended articles of association of the Target Company reflecting the transactions contemplated herein, executed by the Target Company, the Controlling Shareholder, the Employee Shareholding Platforms, and all Investors on or before the Closing Date, the form and content of which are set out in Exhibit 8.

“Shareholders Agreement”	means

the shareholders agreement reflecting the transaction contemplated herein, executed by the Target Company, the Controlling Shareholder, the Employee Shareholding Platforms, and all Investors on or before the Closing Date, the form and content of which are set out in Exhibit 8.

GeniTech Co., Ltd. Subscription Agreement

“Equity Securities”	means

with respect to any person, such person’s equities, shares, preferred shares, shareholder rights, partnership interests, registered capital, joint venture interests, or other ownership interests, as well as options, warrants, or other rights or securities that are directly or indirectly convertible into, exercisable for, or exchangeable for the aforementioned interests. Any reference in this Agreement to the “equity” of a person shall include Equity Securities unless such interpretation is clearly inconsistent with the context.

“Management Team”	means	the employees listed in Exhibit 4 hereto.
“Affiliate”	means

（i）where such person is not a natural person, any other person that directly or indirectly Controls, is Controlled by, or is under common Control with such person;（ii）where such person is a natural person, any other person directly or indirectly Controlled by such person, his/her close relatives, or any other person Controlled by such close relatives; and（iii）any other affiliate determined solely according to the definition of “Control” or “Common Control” under Accounting Standards for Enterprises No.36-Disclosure of Related Party. For clarity, no Investor shall be deemed an Affiliate of NIO Group.

“Related Transaction”	means

any transaction between the Target Company and/or its Affiliates and: (i) any shareholder, actual controller, director, supervisor, or senior management personnel of the Target Company and/or its Affiliates, or the ultimate beneficial owner(s) (traced through to natural persons) of the Shareholding Platforms; (ii) Affiliates of the persons described in item (i) and the directors, supervisors, or senior management personnel of such Affiliates; or (iii) any other related transaction identified in accordance with the Accounting Standards for Enterprises.

GeniTech Co., Ltd. Subscription Agreement

“Closing”	means	the act of the Investors paying the Capital Increase Consideration in accordance with Section 4.2 of this Agreement.
“Closing Date”	means

the date on which the Investor pays the Capital Increase Consideration in accordance with Section 4.2 of this Agreement. For avoidance of doubt, if different Investors make such payments on different dates, the Closing Date shall apply separately to each Investor and shall be the actual date on which such Investor pays the Capital Increase Consideration.

“Pre-Closing Transition Period”	means	the period from the Execution Date of this Agreement until the Closing Date or the termination date of this Agreement, whichever is earlier.
“Close Relative”	means	one’s spouse, children and their spouses, parents, parents-in-law, siblings and their spouses, siblings-in-law and their spouses, grandchildren, grandparents.
“Group Companies”	means	the Target Company and any other entities that are currently or in the future directly or indirectly Controlled by the Target Company (if any).
“Transaction Documents”	means

this Agreement, the Shareholders Agreement, the New Articles of Association, and other legal documents related to the transactions contemplated herein as stipulated in this Agreement, as well as all amendments thereto.

“Control”	means

(i) holding more than 50% of the issued shares, other equity interests, or registered capital of such person; or (ii) the power to direct the management or policies of such person, whether through the ownership of more than 50% of the voting rights, through proxies representing more than 50% of the voting rights, through the right to appoint the majority of members of the board of directors or similar governing body of such person, or through contractual arrangements or otherwise. For the purpose of this definition, “person” does not include a natural person.

GeniTech Co., Ltd. Subscription Agreement

“Target Company”	means	GeniTech Co., Ltd.
“Proposed Business Spin-off Agreement”	means	the content set forth in Exhibit 3 hereto.
“Lease of the Properties for the Proposed Spin-off”	means	the content set forth in Exhibit 5 hereto.
“Encumbrances”	means

with respect to any person, whether arising by agreement or by operation of law: (i) mortgages, pledges, liens, other security interests, priority rights, voting rights entrustment or restrictions on transfer over a specific property; (ii) compulsory measures such as seizure, impoundment, or freezing over a specific property; and (iii) claims attached to a specific property regarding its ownership, possession, use, disposal, or income rights.

“Person”	means

any individual, partnership, company, limited liability company, joint stock limited company, association, trust, cooperative organization, Governmental Authority, unincorporated organization, other institutional legal entity, social organization legal entity, unincorporated entity, or other entity.

“Trade Secrets”	means

trade secrets, know-how, and other confidential or proprietary technical, business, and other information, including business processes, business models, manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, schemes, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights under applicable law to restrict the use or disclosure of any of the foregoing in any jurisdiction.

GeniTech Co., Ltd. Subscription Agreement

“Market Supervision and Administration Department”	means	the State Administration for Market Regulation of China or the local market supervision and administration authority (as the case may be), or any successor thereof.
“Applicable Laws” or “Laws”	means

with respect to any person, all publicly available, effective, and applicable treaties, Laws, administrative regulations, local regulations, rules, judicial interpretations, judgments, rulings, arbitral awards, and other normative documents applicable to such person or binding on such person or its property.

“Taxes”	means

various forms of taxes and tax-like charges levied, withheld, or assessed by the central or local government of China or other competent jurisdictions, and any interest, fines, surcharges, or penalties related to the foregoing. Unless otherwise specified, terms such as “tax” or “taxation” or “taxes” used in this Agreement shall have the same meaning as “Taxes”.

“Claim”	means	any claim, lawsuit, demand, audit, inquiry, investigation, request, hearing, notice of violation, litigation, action, proceeding, or arbitration, whether civil, criminal, administrative, or otherwise.
“Knowledge”	means	the maximum extent known to a person after conducting an appropriate investigation.
“NIO Group”	means	NIO and other persons directly or indirectly controlled by NIO (excluding the Target Company).
“Business and Personnel Restructuring”	means	all matters set forth in Exhibit 11, except for the assets.
“Governmental Authority”	means

any applicable government or any political subdivision thereof, any department of any government or any political subdivision thereof, any court or arbitral tribunal, and any stock exchange regulatory authority.

“Governmental Order”	means	any order, writ, judgment, injunction, ruling, regulation, decision, or decree issued, made, or rendered by or with any Governmental Authority.

GeniTech Co., Ltd. Subscription Agreement

“Governmental Approval”	means	any rights, licenses, permits, approvals, exemptions, consents, and authorizations granted by a Governmental Authority, as well as any registrations and filings made with a Governmental Authority.
“Intellectual Property”	means

any and all rights throughout the world arising from or in respect of the following, whether protected, created, or arising under the Laws of China or any foreign jurisdiction: (a) inventions, whether or not patentable, whether or not reduced to practice, or whether or not made the subject of a patent application; (b) patents, patent applications, invention registrations, or any improvements thereof; (c) trademarks, service marks, trade dress, logos, trade names, corporate names, or goodwill, whether or not registered; (d) copyrights (whether or not registered), copyright registrations, or applications for copyright registration; (e) software, social software official accounts; (f) trade secrets, business information (whether or not confidential), know-how, or unpatented technology; (g) industrial designs, whether or not registered; (h) databases and data; (i) domain names; (j) any tangible embodiments of any of the foregoing; and (k) any rights to obtain or apply for patent or trademark registrations, copyrights, and domain names.

“Material Adverse Effect”	means

(a) any Company Parties enters into bankruptcy proceedings, liquidation, winding-up, reorganization, or debt restructuring, or sells material assets; or (b) any Company Party loses any material license, qualification, or permit necessary for the conduct of its business operations and fails to rectify such loss within the time limit prescribed by law; or (c) any circumstance, change, or effect involving the Target Company which, individually or in the aggregate, directly or indirectly: (i) has a material adverse effect on the existence, business, assets, Liabilities (including without limitation contingent liabilities), or financial condition of the Target Company; or (ii) has a material adverse effect on the ability, license or qualification of the Target Company to conduct its current business; or (iii) has or could reasonably be expected to have a material adverse effect on the validity or effectiveness of the Transaction Documents.

GeniTech Co., Ltd. Subscription Agreement

“China”	means	the People’s Republic of China, but for the purposes of this Agreement only, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and the Taiwan Region.
“Principal Business”	means	the business of intelligent driving chips, inference chips, and intelligent driving domain controllers.
“Assets”	means	any tangible or intangible assets, rights, and privileges of any nature whatsoever (including rights in respect of Intellectual Property).
“Asset Transfer Agreement”	means

the Asset Transfer Agreement entered into between the Target Company, NIO Co., Ltd., NIO Technology (Anhui) Co., Ltd. on September 29, 2025, as set forth in Exhibit 2, and the Patent and Trademark Rights Transfer Agreement entered into between the Target Company, NIO Co., Ltd., NIO Technology (Anhui) Co., Ltd., NIO (Anhui) Co., Ltd. and Wei Rui Technology (Shenzhen) Co., Ltd. on September 29, 2025, as set forth in Exhibit 2.

1.2	Interpretation
(a)	The phrase “directly or indirectly” means directly or indirectly through an Affiliate, contract, or other arrangement; “direct or indirect” shall have a corresponding meaning.
(b)	Headings are for convenience only and do not affect the interpretation of this Agreement.
(c)	“Include” and similar expressions shall be construed as “include without limitation”.

GeniTech Co., Ltd. Subscription Agreement

(d)	Any reference to this Agreement shall be deemed to include its Exhibits and Schedules, which form an integral part hereof.
(e)	Unless specifically agreed or indicated otherwise in this Agreement, defined terms used in the Shareholders Agreement shall have the same meanings in this Agreement.

2THE TRANSACTION

2.1

Subject to the terms and conditions of this Agreement, and on the condition that all conditions precedent to the closing set forth in Section 3.1 hereof have been satisfied or waived in writing by the relevant Investor(s), all Investors intend to subscribe for the new registered capital of the Target Company in an aggregate amount of RMB28,322,075.85 (in words: Renminbi Twenty-Eight Million Three Hundred Twenty-Two Thousand Seventy-Five Yuan and Eighty-Five Fen) at a total consideration of RMB2,257,000,000(in words: Renminbi Two Billion Two Hundred Fifty-Seven Million Yuan) (the “Capital Increase Consideration”), based on a pre-investment valuation of the Target Company of RMB6,000,000,000 (in words: Renminbi Six Billion Yuan). Specifically,

(a)

The Emerging Industry Fund agrees to subscribe for 6.0555% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing Date, at a consideration of RMB500,000,000 (in words: Renminbi Five Hundred Million Yuan) (the “Emerging Industry Fund Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB6,274,274.67 (in words: Renminbi Six Million Two Hundred Seventy-Four Thousand Two Hundred Seventy-Four Yuan and Sixty-Seven Fen). The excess amount of RMB493,725,725.33 (in words: Renminbi Four Hundred Ninety-Three Million Seven Hundred Twenty-Five Thousand Seven Hundred Twenty-Five Yuan and Thirty-Three Fen) shall be credited to the capital reserve of the Target Company (the “Emerging Industry Fund Capital Increase”);

(b)

Hefei Haiheng agrees to subscribe for 6.0555% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing Date, at a consideration of RMB500,000,000 (in words: Renminbi Five Hundred Million Yuan) (the “Hefei Haiheng Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB6,274,274.67 (in words: Renminbi Six Million Two Hundred Seventy-Four Thousand Two Hundred Seventy-Four Yuan and Sixty-Seven Fen). The excess amount of RMB493,725,725.33 (in words: Renminbi Four Hundred Ninety-Three Million Seven Hundred Twenty-Five Thousand Seven Hundred Twenty-Five Yuan and Thirty-Three Fen) shall be credited to the capital reserve

GeniTech Co., Ltd. Subscription Agreement

of the Target Company (the “Hefei Haiheng Capital Increase”);

(c)

Harmonious Growth Fund agrees to subscribe for 2.4222% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing Date, at a consideration of RMB200,000,000 (in words: Renminbi Two Hundred Million Yuan) (the “Harmonious Growth Fund Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB2,509,709.87 (in words: Renminbi Two Million Five Hundred Nine Thousand Seven Hundred Nine Yuan and Eighty-Seven Fen). The excess amount of RMB197,490,290.13 (in words: Renminbi One Hundred Ninety-Seven Million Four Hundred Ninety Thousand Two Hundred Ninety Yuan and Thirteen Fen) shall be credited to the capital reserve of the Target Company (the “Harmonious Growth Fund Capital Increase”);

(d)

Social Security Yangtze River Delta Fund agrees to subscribe for 1.2111% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB100,000,000 (the “Social Security Yangtze River Delta Fund Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB1,254,854.93 (in words: Renminbi One Million Two Hundred Fifty-Four Thousand Eight Hundred Fifty-Four Yuan and Ninety-Three Fen). The excess amount of RMB98,745,145.07 (in words: Renminbi Ninety-Eight Million Seven Hundred Forty-Five Thousand One Hundred Forty-Five Yuan and Seven Fen) shall be credited to the capital reserve of the Target Company (the “Social Security Yangtze River Delta Fund Capital Increase”);

(e)

OmniVision Group agrees to subscribe for 2.4222% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB200,000,000 (in words: Renminbi Two Hundred Million Yuan) (the “OmniVision Group Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB2,509,709.87 (in words: Renminbi Two Million Five Hundred Nine Thousand Seven Hundred Nine Yuan and Eighty-Seven Fen). The excess amount of RMB197,490,290.13 (in words: Renminbi One Hundred Ninety-Seven Million Four Hundred Ninety Thousand Two Hundred Ninety Yuan and Thirteen Fen) shall be credited to the capital reserve of the Target Company (the “OmniVision Group Capital Increase”);

(f)

Shanghai Keshi agrees to subscribe for 2.4222% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB200,000,000 (in words: Renminbi Two Hundred Million Yuan) (the “Shanghai Keshi Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of

GeniTech Co., Ltd. Subscription Agreement

RMB2,509,709.87 (in words: Renminbi Two Million Five Hundred Nine Thousand Seven Hundred Nine Yuan and Eighty-Seven Fen). The excess amount of RMB197,490,290.13 (in words: Renminbi One Hundred Ninety-Seven Million Four Hundred Ninety Thousand Two Hundred Ninety Yuan and Thirteen Fen)shall be credited to the capital reserve of the Target Company (the “Shanghai Keshi Capital Increase”);

(g)

Juyuan Xinchuang agrees to subscribe for 0.7267% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB60,000,000 (in words: Renminbi Sixty Million Yuan) (the “Juyuan Xinchuang Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB752,912.96 (in words: Renminbi Seven Hundred Fifty-Two Thousand Nine Hundred Twelve Yuan and Ninety-Six Fen). The excess amount of RMB59,247,087.04 (in words: Renminbi Fifty-Nine Million Two Hundred Forty-Seven Thousand Eighty-Seven Yuan and Four Fen)shall be credited to the capital reserve of the Target Company (the “Juyuan Xinchuang Capital Increase”);

(h)

Juyuan Zhiguang agrees to subscribe for 0.6903% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB57,000,000 (in words: Renminbi Fifty-Seven Million Yuan) (the “Juyuan Zhiguang Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB715,267.31 (in words: Renminbi Seven Hundred Fifteen Thousand Two Hundred Sixty-Seven Yuan and Thirty-One Fen). The excess amount of RMB56,284,732.69 (in words: Renminbi Fifty-Six Million Two Hundred Eighty-Four Thousand Seven Hundred Thirty-Two Yuan and Sixty-Nine Fen) shall be credited to the capital reserve of the Target Company (the “Juyuan Zhiguang Capital Increase”);

(i)

Anhui Guokong agrees to subscribe for 1.2111% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB100,000,000 (in words: Renminbi One Hundred Million Yuan) (the “Anhui Guokong Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB1,254,854.93 (in words: Renminbi One Million Two Hundred Fifty-Four Thousand Eight Hundred Fifty-Four Yuan and Ninety-Three Fen). The excess amount of RMB98,745,145.07 (in words: Renminbi Ninety-Eight Million Seven Hundred Forty-Five Thousand One Hundred Forty-Five Yuan and Seven Fen) shall be credited to the capital reserve of the Target Company (the “Anhui Guokong Capital Increase”);

(j)	Yuanhe Puhua agrees to subscribe for 1.2111% of the equity interest in the

GeniTech Co., Ltd. Subscription Agreement

Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB100,000,000 (in words: Renminbi One Hundred Million Yuan) (the “Yuanhe Puhua Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB1,254,854.93 (in words: Renminbi One Million Two Hundred Fifty-Four Thousand Eight Hundred Fifty-Four Yuan and Ninety-Three Fen). The excess amount of RMB98,745,145.07 (in words: Renminbi Ninety-Eight Million Seven Hundred Forty-Five Thousand One Hundred Forty-Five Yuan and Seven Fen) shall be credited to the capital reserve of the Target Company (the “Yuanhe Puhua Capital Increase”);

(k)

Hefei Weilai Investment agrees to subscribe for 1.2111% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB100,000,000 (in words: Renminbi One Hundred Million Yuan) (the “Hefei Weilai Investment Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB1,254,854.93 (in words: Renminbi One Million Two Hundred Fifty-Four Thousand Eight Hundred Fifty-Four Yuan and Ninety-Three Fen). The excess amount of RMB98,745,145.07 (in words: Renminbi Ninety-Eight Million Seven Hundred Forty-Five Thousand One Hundred Forty-Five Yuan and Seven Fen)shall be credited to the capital reserve of the Target Company (the “Hefei Weilai Investment Capital Increase”);

(l)

Chongqing Manufacturing Fund agrees to subscribe for 0.8478% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB70,000,000 (the “Chongqing Manufacturing Fund Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB878,398.45 (in words: Renminbi Eight Hundred Seventy-Eight Thousand Three Hundred Ninety-Eight Yuan and Forty-Five Fen). The excess amount of RMB69,121,601.55 (in words: Renminbi Sixty-Nine Million One Hundred Twenty-One Thousand Six Hundred One Yuan and Fifty-Five Fen) shall be credited to the capital reserve of the Target Company (the “Chongqing Manufacturing Fund Capital Increase”);

(m)

Hubei Green Innovation Fund agrees to subscribe for 0.2422% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB20,000,000 (in words: Renminbi Twenty Million Yuan (the “Hubei Green Innovation Fund Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB250,970.99 (in words: Renminbi Two Hundred Fifty Thousand Nine Hundred Seventy Yuan and Ninety-Nine Fen). The excess amount of

GeniTech Co., Ltd. Subscription Agreement

RMB19,749,029.01 (in words: Renminbi Nineteen Million Seven Hundred Forty-Nine Thousand Twenty-Nine Yuan and One Fen) shall be credited to the capital reserve of the Target Company (the “Hubei Green Innovation Fund Capital Increase”);

(n)

Oriza Holdings agrees to subscribe for 0.6055% of the equity interest in the Target Company on a Fully-Diluted Basis as of the Closing at a consideration of RMB50,000,000 (in words: Renminbi Fifty Million Yuan) (the “Oriza Holdings Capital Increase Consideration”), corresponding to the increased registered capital of the Target Company in the amount of RMB627,427.47 (in words: Renminbi Six Hundred Twenty-Seven Thousand Four Hundred Twenty-Seven Yuan and Forty-Seven Fen). The excess amount of RMB49,372,572.53 (in words: Renminbi Forty-Nine Million Three Hundred Seventy-Two Thousand Five Hundred Seventy-Two Yuan and Fifty-Three Fen)shall be credited to the capital reserve of the Target Company (the “Oriza Holdings Capital Increase”, together with Emerging Industry Fund Capital Increase, Hefei Haiheng Capital Increase, Harmonious Growth Fund Capital Increase, Social Security Yangtze River Delta Fund Capital Increase, OmniVision Group Capital Increase, Shanghai Keshi Capital Increase, Juyuan Xinchuang Capital Increase, Juyuan Zhiguang Capital Increase, Anhui Guokong Capital Increase, Yuanhe Puhua Capital Increase, Hefei Weilai Investment Capital Increase, Chongqing Manufacturing Fund Capital Increase and Hubei Green Innovation Fund Capital Increase, the “Transaction”).

2.2

The Controlling Shareholder and the Employee Shareholding Platforms hereby consent to the Transaction and hereby waive their pre-emptive rights to subscribe for the increased capital in the Transaction under Applicable Laws, the current effective articles of association of the Target Company, and other relevant documents.

2.3

Immediately after the Closing, the registered capital of the Target Company shall be RMB103,613,371.90 (in words: Renminbi One Hundred Three Million Six Hundred Thirteen Thousand Three Hundred Seventy-One Yuan and Nine Jiao), and the equity structure of the Target Company on a Fully-diluted Basis shall be as set forth in Part 2 of Exhibit 1 hereto. Each Investor shall become a shareholder of the Target Company as of the Closing.

2.4	The proceeds from this capital increase shall be used for the following purposes:
(a)	For the development of the Principal Business;
(b)

For capital expenditures or investment projects, or for working capital supplementation, as approved in the annual budget approved by the shareholders’ meeting of the Target Company in accordance with the Company’s New Articles of Association and the Shareholders Agreement;

GeniTech Co., Ltd. Subscription Agreement

(c)	For other purposes unanimously agreed upon by the Parties.

3CONDITIONS PRECEDENT TO CLOSING

3.1

A relevant Investor shall be obligated to pay its corresponding capital increase consideration only if and when each of the following conditions has been satisfied, or waived in writing by such relevant Investor, by or before the Closing (for the avoidance of doubt, each Investor may only waive the conditions precedent to closing in respect of its respective transaction contemplated hereby):

(a)

The Target Company has entered into a sales framework agreement with a subsidiary of NIO Group that conforms to industry practice, which shall specify clear pricing principles for the products to be purchased;

(b)

The Target Company has completed the pre-closing matters set forth in Part 1 of the Restructuring Plan in Exhibit 11 and has provided such Investor with evidence of the completion of the foregoing matters, wherein, with respect to the Target Company directly establishing a procurement relationship with business suppliers, the Target Company shall provide emails or other vouchers as evidence;

(c)

The Controlling Shareholder has fully paid up its registered capital in the Target Company, and the amount of paid-in registered capital is not less than the consideration for the transfer of the Target Assets as agreed in the Asset Transfer Agreement;

(d)	All documents, information and materials provided by the Target Company during the Investor’s due diligence process are true, accurate, complete, and valid;
(e)

The Target Company has obtained all necessary internal authorizations and approvals required for signing and performing the Transaction Documents and completing the Transaction; the board of directors of the Target Company has approved the Transaction, the Target Business Spin-off, and the execution and performance of the Transaction Documents; and the shareholders’ meeting of the Target Company has approved the following matters, including: (1) approving the Transaction, the Target Business Spin-off , and the execution and performance of the Transaction Documents; (2) the then shareholders of the Target Company waiving their pre-emptive rights with respect to the Transaction; (3) the board of directors of the Target Company to be composed of five (5) directors; and (4) approving the New Articles of Association;

(f)

The Target Company, the Controlling Shareholder, NIO, and its Affiliates have obtained all necessary internal authorizations and approvals required for signing and performing the Transaction Documents, completing the Transaction, and

GeniTech Co., Ltd. Subscription Agreement

the Target Business Spin-off , and NIO has duly performed and completed the approval and disclosure procedures and processes required by the listing laws and regulations of the United States, Hong Kong, and Singapore, as well as the respective listing rules of the Hong Kong Stock Exchange, the Nasdaq Stock Market, and the Singapore Exchange;

(g)	The Transaction Documents have been duly executed and delivered by the Parties;
(h)	The Target Company has amended its articles of association for the purpose of this Transaction;
(i)	The representations and warranties made by the Company Parties in this Agreement are true, accurate, and complete;
(j)

The Company Parties have fully performed and complied with the conditions, obligations, and undertakings under this Agreement that are required to occur by or before the Closing, and there is no breach of the provisions of the Transaction Documents;

(k)

As of the Closing Date, there exists no event, fact, condition, change, or other circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect on the assets, financial structure, Liabilities, technology, or normal operations of the Target Company;

(l)	The Target Company has issued a payment notice to such Investor, specifying the bank account information of the Target Company for receiving payments.
3.2

The Company Parties shall be obligated to perform the Transaction with respect to a relevant Investor only if and when each of the following conditions has been satisfied, or waived in writing by the Target Company, by or before the Closing:

(a)	Such Investor has duly executed and delivered to the Target Company the Transaction Documents to which it is a Party;
(b)	Such Investor has obtained all necessary authorizations and approvals required for signing and performing the Transaction Documents and completing the Transaction.

4THE CLOSING AND PAYMENT OF THE TRANSACTION

4.1	Closing

The Company Parties shall jointly procure that each of the conditions precedent set forth in Section 3.1 is satisfied, and the Investors shall procure that each of the conditions precedent set forth in Section 3.2 is satisfied. When the conditions precedent to closing set forth in Sections 3.1 and 3.2 have been satisfied or waived

GeniTech Co., Ltd. Subscription Agreement

by written notice by the party entitled to waive such conditions (for the avoidance of doubt, each Investor may only waive the conditions precedent to closing set forth in Section 3.1 in respect of its respective transaction contemplated hereby), the Target Company shall issue to the Investors a confirmation letter of satisfaction of conditions precedent in the form and substance as set forth in Exhibit 6, specifying the date of satisfaction of conditions precedent (the “Conditions Satisfaction Date”) and stating that all conditions precedent set forth in Section 3.1 have been satisfied or waived by the relevant Investor(s).

4.2	Payment of Capital Increase Consideration
(a)

Within ten (10) Business Days from the Conditions Satisfaction Date (the “Capital Contribution Payment Period”), each Investor shall pay its full corresponding capital increase consideration to the Target Company.

(b)

Investors shall, in accordance with the provisions of this Agreement, remit the funds in immediately available and legally obtained Renminbi by wire transfer to the following account of the Target Company (or such other account as may be separately designated in writing by the Target Company):

Account Name: GeniTech Co., Ltd.

Beneficiary Bank: Operations Department, Hefei Branch, China Merchants Bank Co., Ltd.

Account Number: 551909920210000

4.3	Registration of Closing
(a)

The Target Company shall, within two (2) Business Days after each Investor pays its corresponding capital increase consideration, deliver to such Investor a scanned copy of the capital contribution certificate (the form and content of which shall be substantially consistent with Exhibit 9), and shall deliver the original capital contribution certificate to such Investor within the subsequent five (5) Business Days. The capital contribution certificate shall be signed by the legal representative of the Target Company and affixed with the seal of the Target Company.

(b)

The Target Company shall, within two (2) Business Days after all Investors have paid the full Capital Increase Consideration, deliver to each Investor a scanned copy of the shareholder register (the form and content of which shall be substantially consistent with Exhibit 10), and shall deliver the original shareholder register to each Investor within the subsequent five (5) Business days. The shareholder register shall be signed by the legal representative of the Target Company and affixed with the seal of the Target Company.

(c)	The Target Company shall, within thirty (30) days after all Investors have paid

GeniTech Co., Ltd. Subscription Agreement

the full Capital Increase Consideration, complete the procedures for registration of change and filing with the Market Supervision and Administration Department for the Transaction (the “Change of Industrial and Commercial Registration “), and provide each Investor with evidence of the completion of the foregoing matters. Notwithstanding the foregoing, if any Investor fails to pay its corresponding capital increase consideration in full by the expiration of the Capital Contribution Payment Period in accordance with Section 4.2 of this Agreement, the Target Company shall notify all Investors and shall, within thirty (30) days after the expiration of the Capital Contribution Payment Period, complete the Change of Industrial and Commercial Registration with respect to the Investors that have paid the Capital Increase Consideration in full, and provide such Investors with evidence of the completion of the foregoing matters.

4.4	Several Liability

For the avoidance of doubt, the rights and obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint. No Investor shall bear any liability for the acts of any other Investor, and the exercise or waiver of any right by any Investor shall not affect the exercise or waiver of any right by any other Investor. No Investor shall fail to fully perform its obligations or breach its representations and warranties on the grounds that any other Investor has not fully performed its obligations or satisfied its representations and warranties under this Agreement, nor shall any Investor avoid its Liabilities on the grounds that any other Investor has assumed Liabilities under this Agreement.

4.5

Investors shall enjoy shareholders’ rights and assume shareholders’ obligations from the Closing Date. The undistributed accumulated profits of the Target Company prior to the Closing Date and the net profits realized after the Closing Date shall be enjoyed by all shareholders after the Transaction in proportion to their respective shareholding ratios after the Transaction.

5REPRESENTATIONS AND WARRANTIES

5.1	Representations and Warranties of Each Investor

Each Investor (solely with respect to itself) hereby represents and warrants to the Company Parties, severally but not jointly, as follows:

(a)	Such Investor is a legal entity lawfully established and validly existing under Applicable Laws.
(b)	The source of funds used by such Investor for its capital contribution to the Target Company is lawful.
(c)	The representations and warranties made by such Investor in this Agreement

GeniTech Co., Ltd. Subscription Agreement

are true, accurate, and complete.

(d)	With respect to all relevant matters of the Transaction, such Investor has obtained all decision-making approvals and authorizations required by Applicable Laws and its internal requirements.
(e)

Solely with respect to Investors involving outbound investment by or equity participation of state-owned capital, such Investors shall satisfy the evaluation, filing, approval, and other procedures and requirements related to outbound investment by or equity participation of state-owned capital (the“Compliance Requirements”, if applicable). The Transaction shall not fail to close or be completed due to such relevant Investor’s non-compliance with any such Compliance Requirements, nor shall the Company Parties suffer any losses due to such Investor’s non-compliance with the Compliance Requirements for the Transaction.

(f)

The execution, delivery, and performance of the Transaction Documents will not result in a violation of such Investor’s articles of association or other organizational documents (if applicable), any statutory or contractual obligations, or give rise to any claim by any third party against such party.

5.2	Representations and Warranties of the Company Parties (excluding the Employee Shareholding Platforms)

The Company Parties (excluding the Employee Shareholding Platforms) hereby, severally and jointly, ensure to all Investors that the following representations and warranties are true, complete, and accurate as of the Execution Date and the Closing Date:

(a)

The Target Company is a limited liability company lawfully established and validly existing under the Laws of China. The Company Parties have the capacity for civil rights and civil conduct to sign and deliver this Agreement and the other Transaction Documents to which they are Parties and to perform the Transaction Documents.

(b)

The Company Parties have full power and authority to execute and perform this Agreement, the other Transaction Documents to which they are Parties, and the Transaction. This Agreement and the other Transaction Documents, upon due authorization, execution, and delivery by the other Parties, will constitute legal, valid, and binding obligations of the Company Parties, enforceable against them in accordance with their terms.

(c)

The execution, delivery, and performance of the Transaction Documents will not (1) violate Applicable Laws, their articles of association, or other organizational documents; (2) violate any contract to which they are a party or

GeniTech Co., Ltd. Subscription Agreement

any agreement or arrangement affecting their assets, or conflict with such documents or constitute a default thereunder, or require any consent thereunder, or grant any other person any right to terminate, modify, suspend, revoke, or cancel such documents, or result in the acceleration of obligations under any relevant agreements; or (3) require any Governmental Approval or any registration, authorization, consent, or approval from any third party, except for the Industrial and Commercial Registration for the Transaction.

(d)

The equity structure of the Target Company as set forth in Part 1 of Exhibit 1 hereto is a true, complete, and accurate description of the equity structure of the Target Company. Except for its registered capital, the Target Company has no outstanding Equity Securities. The registered capital of the Target Company has been fully paid in accordance with legal provisions and the company’s articles of association, and there is no situation of inadequate capital contribution, false capital contribution, or withdrawal of capital contribution. The equity in the Target Company held by the Controlling Shareholder is free of any Encumbrances, and the Controlling Shareholder has not entered into any agreement or similar arrangement with any third party regarding the exercise of voting rights or shareholding on behalf of others with respect to the equity or shares of the Target Company.

(e)

Except as described in the Transaction Documents, the Target Company has no obligation to repurchase, redeem, or otherwise purchase any equity interests, and there are no agreements or arrangements (including options or other similar rights) under which any person may require the transfer, repurchase of any equity interests, or increase or decrease of the registered capital of the Target Company. At the Closing, each Investor will receive valid and effective equity interests in the Target Company corresponding to the increased registered capital, free of any Encumbrances.

(f)

The business operations and other activities of the Target Company have always complied with Applicable Laws and the requirements of relevant Governmental Authorities in the places where it operates and other countries/regions, and strictly comply with the provisions of the Anti-Unfair Competition Law, anti-corruption laws, and other relevant Laws and regulations prohibiting commercial bribery. The Target Company possesses all Governmental Approvals necessary for operating its business and owning and using its assets, and such Governmental Approvals are valid and continuing, and there are no facts or circumstances that could lead to the suspension, revocation, cancellation, or non-renewal of such Governmental Approvals. Except for the Principal Business, the Target Company does not engage in any other business.

(g)	The Target Company has provided each Investor with the financial statements

GeniTech Co., Ltd. Subscription Agreement

of the Target Company (the “Financial Statements”) from its establishment up to November 30, 2025 (the “Statement Date”). The Financial Statements are prepared in accordance with Chinese accounting standards and contain all relevant and material financial information of the Target Company. The financial information of the Target Company disclosed in the Financial Statements as of their respective dates is true, accurate, and complete in all respects, contains no false or misleading statements, and conforms to generally accepted accounting principles in China. The Target Company has no unrecorded funds, assets, or Liabilities, no off-book expenses or disbursements, and all accumulations and/or uses of the legal entity’s funds are fully and appropriately reflected in the Financial Statements. The balance sheet included in the Financial Statements (the “Balance Sheet”) contains a complete and accurate description of all loans, debts, Liabilities, guarantees, and other contingent liabilities of the Target Company incurred up to the Statement Date.

(h)

The Target Company does not act as a guarantor, indemnifier, surety, or other obligor for any Liabilities of any other person, and has not provided any guarantee for the debts or interests of any other person.

(i)

All tax declarations required to be filed in relation to the Target Company have been timely filed by the Target Company within the prescribed time limits in accordance with Applicable Laws and have been properly completed; there are no pending or potential tax-related investigations, tax audits, assessments, or collection proceedings or actions initiated against the Target Company; the Target Company has not received any tax penalties, and there are no unresolved or anticipated tax-related proceedings or disputes, nor any overdue taxes or other violations of tax laws.

(j)

The assets included in the Financial Statements and the assets acquired by the Target Company since the Statement Date are properties owned or controlled by the Target Company. With respect to assets in use, the Target Company has ownership or legal rights thereto and they are free from any Encumbrances affecting their use in the existing business and/or the business to be operated. The Target Assets comprise all patent and trademark rights involved in the Target Business as of February 28, 2025, and all equipment, purchased software, and IP technology licenses involved in the Target Business as of May 31, 2025. The nature of the Target Assets (tangible or intangible assets), rights and privileges, and any rights related to Intellectual Property (including all registered intellectual property, pending intellectual property registrations, intellectual property licensed for use, and intellectual property licensed to others involved in the Target Business) are genuine. Except for the Subject Intellectual Property for which the registration of change to the Target Company has not

GeniTech Co., Ltd. Subscription Agreement

yet been completed, the NIO Group no longer holds any assets related to the Target Business. The Target Company legally has complete and exclusive ownership or right to use (without affecting its ability to use the relevant assets) of the Target Assets (excluding trademarks and patents pending registration, and trademarks and patents for which registration applications have been rejected), and has taken appropriate measures to protect the legality, validity, integrity, and security of the Subject Intellectual Property (including timely handling corresponding registration, filing, recordal, and renewal procedures in accordance with law, etc.); the Subject Intellectual Property (excluding trademarks and patents pending registration, and trademarks and patents for which registration applications have been rejected) is not subject to any Governmental Order restricting the use of such intellectual property or impairing the validity or enforceability of such intellectual property; the NIO Group (solely with respect to the Subject Intellectual Property) and the Target Company have not infringed upon the intellectual property rights of others, have not received any claims from third parties alleging intellectual property infringement, and there are no pending intellectual property disputes or judicial proceedings; to the Knowledge of the Company Parties, there are no circumstances where any other person is infringing upon, misappropriating, abusing, or stealing the Subject Intellectual Property.

(k)

The Lease of the Properties for the Proposed Spin-off that NIO Group provides to the Target Company for use free of charge are all leased by NIO Group from third parties. NIO Group has the right to make such leased properties available to the Target Company and holds valid and enforceable leasehold interests in such properties. Exhibit 5 hereto sets forth the detailed information of the Lease of the Properties for the Proposed Spin-off (disclosed content shall include: address, area, lessor, lessee, lease term, and purpose of the leased properties). Except for the Lease of the Properties for the Proposed Spin-off, the Target Company does not lease, sublease, or sublet any land, buildings, or premises from any third party for use as its principal production and operation premises.

(l)

The Proposed Business Spin-off Agreements as shown in Exhibit 3 hereto are all the currently effective business contracts (including but not limited to chip business supplier contracts, chip IP licensing supplier contracts, domain controller business supplier contracts and sales contracts) related to the Target Business that have been signed by or are binding upon NIO Group, and the contents of such contracts have been disclosed to each Investor. Except for the Proposed Business Spin-off Agreements disclosed in Exhibit 3 hereto, NIO Group has no other signed contracts, contracts binding upon it, or contracts under negotiation or contact related to the Target Business.

GeniTech Co., Ltd. Subscription Agreement

(m)

No member of the Management Team has proposed to terminate the labor relationship with NIO Group, nor is there any situation where they are unable or unwilling to become an employee of the Target Company; except for the Business and Personnel Restructuring, NIO Group currently has no intention to terminate the labor relationship with any member of the Management Team. The acceptance of employment by the Target Company and engagement in the Target Company’s business operations by the Management Team does not violate any contracts they have signed or commitments binding upon them (including but not limited to confidentiality obligations and non-competition obligations), nor will it constitute an infringement of the legal rights of their former employers or other intellectual property holders, and there is no conduct that utilizes information learned during their tenure or shareholding in the Target Company to carry out any activities detrimental to the Target Company’s operations or management activities.

(n)

No member of the Management Team, directly or indirectly, (a) holds any equity interest in any Person (other than the Target Company) engaged in the Principal Business, or holds any tangible or intangible assets required by the Target Company for its Principal Business; or (b) engages, for their own benefit or for the benefit of any other person (other than the Target Company), in any business identical or similar to the Principal Business, or holds any proportion or number of equity interests, shares, or related interests in any other entity engaged in business identical or similar to that of the Target Company (except for holding not more than one percent (1%) equity interest in a listed company), or controls such entity by loan, agreement, or otherwise; or (c) is employed by, serves as a senior officer, director, partner, or other position in, or provides any service to any person engaged in such business (other than the Target Company).

(o)

All material facts and documents that may affect the Transaction have been disclosed to the Investors, and such disclosures are true, accurate, complete, and not misleading, and there are no inaccuracies or omissions.

(p)

The Target Company is not involved in any ongoing or impending litigation, claims, arbitration, other legal or administrative proceedings, or governmental investigations initiated against the Target Company. There is no factual basis that could lead to any claim against the Target Company. None of the directors, supervisors, legal representatives, or senior officers of the Target Company have been involved in or notified that they are the subject of any claim that has or could reasonably be expected to have an adverse effect on the Target Company.

(q)	None of the directors, supervisors, senior officers, or the Controlling Shareholder of the Target Company have any material illegal conduct, and there

GeniTech Co., Ltd. Subscription Agreement

are no records of dishonesty, administrative penalties, criminal offenses, or other violations.

(r)

The Target Company, the transactions under the Proposed Business Spin-off Agreements, the transactions under the Asset Transfer Agreement, and the transactions under the Restructuring Plan in Exhibit 11 have all complied with or conformed to all Applicable Laws, regulations, and rules relating to trade and economic sanctions, foreign trade controls, export and re-export controls (collectively, “Sanctions and Export Control Laws”), and the performance of such transactions does not require any approval, permit, or filing from the competent administrative authorities of any country or region (except for handling the registration/filing for ownership transfer under the Asset Transfer Agreement). Neither the Target Company, nor the transactions or subjects under the Proposed Business Spin-off Agreements, nor the transactions or subjects under the Asset Transfer Agreement, nor the transactions or subjects under the Restructuring Plan in Exhibit 11, have been the object or target of any pending investigation, prosecution, or governmental inquiry related to Sanctions and Export Control Laws, nor has the Target Company submitted any voluntary disclosure to any Governmental Authority regarding any violation of Sanctions and Export Control Laws, nor has it admitted to participating in any conduct violating any Sanctions and Export Control Laws.

6COVENANTS

6.1Interim Period Covenants Prior to Closing

The Company Parties (excluding the Employee Shareholding Platforms) hereby, severally and jointly, covenant to each Investor that during the interim period prior to the Closing, except with the prior written consent of each Investor or as otherwise expressly provided in this Agreement:

(a)

The Company Parties shall not engage in, permit, or procure any act or omission that would constitute or result in any representation, warranty, or covenant made under Section 5.2 and this Section 6 becoming untrue, inaccurate, or breached;

(b)

The Company Parties shall take all reasonable measures to preserve and protect the Target Assets, operate the Principal Business in the ordinary course consistent with past practices and prudent business practices, maintain relationships with suppliers, partners, customers, and employees, ensure the normal operation of the Target Company and the Target Business, and ensure that no material adverse change occurs to the goodwill and operations of the Target Company;

GeniTech Co., Ltd. Subscription Agreement

(c)

The Company Parties shall use all efforts to facilitate the transactions contemplated hereunder, and shall not take any action or omit to take any action that would hinder or improperly delay the transactions contemplated hereunder. To perform any provision of this Agreement (including but not limited to satisfying the conditions precedent to closing set forth in Section 3.1), the Company Parties shall take all necessary actions and execute all necessary documents and instruments;

(d)

The Company Parties shall assist each Investor in obtaining information reasonably requested by such Investor regarding any aspect of the Target Business and the Target Company’s finance, operations, and/or business. In addition, the Company Parties shall promptly notify each Investor of any material litigation, arbitration, or administrative proceedings that have occurred or, to their Knowledge, may occur in relation to the Target Company, the Target Assets, or the Target Business. The inspection rights granted to each Investor and each Investor’s review of information provided under this Agreement shall not in any way affect or limit any representation or warranty made by any Company Party under this Agreement;

(e)

Unless with the prior written consent of each Investor, none of the Company Parties nor any of their Affiliates, officers, directors, representatives, or agents shall (1) solicit, initiate, consider, encourage, or accept any proposal or offer from any person regarding: (a) any transaction involving the acquisition or other acquisition of all or any portion of the equity interests in the Target Company or the Target Assets; or (b) any merger, consolidation, or other business combination with the Target Company; or (c) any recapitalization, restructuring, or any other non-ordinary course business transaction involving the Target Company, the Target Business, or the Target Assets; (2) participate in any discussions, conversations, negotiations, or other communications regarding the foregoing, or provide any information to any other person regarding the foregoing, or otherwise cooperate with, assist, participate in, facilitate, or encourage any efforts or attempts by any other person to pursue the foregoing. The Company Parties shall immediately cease and shall cause to be terminated all existing discussions, conversations, negotiations, and other communications with any person regarding any of the foregoing matters prior to this Agreement. If any such proposal or offer is made or received, or any inquiry or other contact is made with any person regarding the foregoing, the Company Parties shall promptly notify each Investor;

(f)	The Group Companies shall strictly comply with Applicable Laws and the provisions of the articles of association, and ensure the fairness of related party transaction pricing.

GeniTech Co., Ltd. Subscription Agreement

6.2Post-Closing Obligations and Covenants

Unless such actions are taken in accordance with this Agreement or with the prior written consent of each Investor, the Company Parties (excluding the Employee Shareholding Platforms) hereby, severally and jointly, covenant to each Investor that after the Closing:

(a)

The Target Company shall complete the post-closing matters set forth in Part 2 of the Restructuring Plan in Exhibit 11 and provide such Investor with evidence of the completion of the foregoing matters, wherein, with respect to the Target Company directly establishing a procurement relationship with business suppliers, the Target Company shall provide emails or other vouchers as evidence;

(b)

The Target Company shall not waive the non-competition obligations owed by the Management Team to the Group Companies under their respective labor agreements or non-competition agreements without the prior written consent of shareholders holding more than two-thirds (2/3) of the voting rights representing all Investors;

(c)

The Target Company shall comply with all Applicable Laws, ensure its lawful operations, obtain and maintain all Governmental Approvals, permits, filings, and other consents required for its operations, and when Applicable Laws or Governmental Authorities explicitly require it to obtain any licenses, approvals, authorizations, or filing documents necessary for operations, use its best efforts to obtain such licenses, approvals, authorizations, or filing documents within the required period or such longer period as agreed by each Investor;

(d)

The Target Company shall take all necessary measures to protect and maintain its intellectual property rights and use any intellectual property (including but not limited to trade names, trademarks, domain names, integrated circuit layout designs, patents, office software) in a lawful manner, including but not limited to: (1) timely submitting applications to the competent authorities for trade names, trademarks, and new technologies that the Target Company reasonably determines are eligible for intellectual property applications; (2) for trademarks to be continuously used in future business operations, timely consulting with trademark lawyers and/or agents for professional advice and thereafter taking reasonable measures to obtain corresponding trademark protection; and (3) for intellectual property where applications are ultimately rejected, the Target Company shall adopt other reasonable and effective solutions (for trademarks, including but not limited to submitting review applications or trademark administrative litigation, submitting corresponding alternative trademarks for registration, acquiring trademarks from holders of prior registered trademarks,

GeniTech Co., Ltd. Subscription Agreement

or, for trademarks where applications are ultimately unsuccessful, changing the corresponding brand name), use its best efforts to avoid infringing upon third-party intellectual property rights, and take all effective measures to protect the Target Company’s intellectual property;

(e)

The Target Company shall enter into written full-time labor contracts or employment contracts with all employees in accordance with Applicable Laws, and shall enter into confidentiality agreements and non-competition agreements containing intellectual property ownership clauses with its senior officers, technical and R&D personnel;

(f)

The Target Company shall further focus on the strategic mission of “building a safe and controllable industrial chain and cultivating new productive forces,” concentrate on tackling key core technologies of intelligent driving chips, actively expand into new scenarios of emerging industries such as embodied intelligence and intelligent reasoning, and actively expand customers beyond the NIO Group;

(g)	The payment by the Group Companies of the fees described in Exhibit 11 to the NIO Group shall not affect the cash flow required for the normal operations of the Group Companies;
(h)

The Target Company shall avoid unnecessary Related Transactions with the NIO Group to the extent possible; for unavoidable Related Transactions related to the NIO Group’s business activities, the Target Company shall strictly comply with relevant requirements of Applicable Laws, regulations, and normative documents concerning Related Transactions; adhere to transaction principles of equality and mutual benefit, good faith, compensation for value, fairness, and reasonableness, and conduct transactions with the NIO Group at fair prices, ensuring that the legitimate rights and interests of the Target Company and its shareholders are not harmed through Related Transactions; the NIO Group shall not use Related Transactions to divert profits from the Target Company, nor harm the legitimate rights and interests of the Target Company and its shareholders by influencing the Target Company’s operational decisions;

(i)

The NIO Group shall not occupy the Target Company’s funds through loans, debt repayment, advances, or any other means, and shall strictly comply with Laws and regulations regarding corporate governance of listed companies, avoiding fund flows with the Target Company unrelated to normal production and operations; nor shall it require the Target Company to provide any form of guarantee to the NIO Group in violation of regulations;

(j)	The Target Company shall have independent, complete, and clearly owned operating assets; establish independent financial departments and financial

GeniTech Co., Ltd. Subscription Agreement

management systems, and independently register, account for, audit, and manage all its assets. The organizational structure of the Target Company shall be independent of the Controlling Shareholder. The Target Company shall have sound functional departments and internal management structures, which shall exercise their functions independently, and there shall be no intermingling of such structures between the Target Company and the Controlling Shareholder. The Controlling Shareholder shall not illegally occupy or control the Target Company’s assets or illegally interfere with the Target Company’s management of its assets;

(k)

After the expiration of the post-closing transition period, the Target Company shall maintain independence in terms of finance, organization, personnel, and business, with no other material deficiencies in independence, and there shall be no cross-holding of positions between the Controlling Shareholder and the senior officers and financial personnel of the Group Companies.

7CONFIDENTIALITY

7.1Confidentiality Obligations

Each Party covenants to the other Parties that, without the prior written consent of the relevant Party, it shall not disclose any Confidential Information to any third party, and each Party shall also procure that its respective directors, officers, employees, agents, consultants, professional advisors, and Affiliates, as well as the directors, officers, employees, agents, consultants, and professional advisors of each of its Affiliates (collectively, “Representatives”), comply with the foregoing provisions. “Confidential Information” as used in this Agreement means: (i) any confidential or proprietary information provided by any Party to this Agreement regarding its organization, business, technology, finance, customers, suppliers, transactions, or affairs, or the information of its respective directors, officers, or employees (whether such information is provided in writing, orally, or otherwise prior to, on, or after the Execution Date); (ii) all materials related to the Transaction, including the terms of the Transaction Documents, the discussions between the Investors and the Company Parties regarding the Transaction, the existence of the Transaction, and the identities of the Parties and their respective Affiliates; and (iii) any information or materials prepared by a Party or its Representatives that contain, are otherwise derived from, or reflect any Confidential Information.

7.2	Exceptions to Confidentiality

The provisions of Section 7.1 above shall not apply in the following circumstances:

(a)	The Confidential Information has become generally available to or known by the public, unless such disclosure or becoming available resulted from a breach

GeniTech Co., Ltd. Subscription Agreement

of this Agreement by a Party or its Representatives;

(b)

A Party discloses the Confidential Information to its Affiliates, its own and its Affiliates’ shareholders, investors, partners, fund management companies, investment banks, lenders, accountants, legal counsel, or bona fide potential investors, provided that the individuals or institutions receiving such information agree to (i) be bound by confidentiality obligations no less restrictive than those set forth in this Section 7, or (ii) be otherwise subject to binding professional confidentiality obligations;

(c)	Information already known to a Party or its Representatives prior to its receipt from any other Party;
(d)	Information received by a Party or its Representatives from a third party on a non-confidential basis; or
(e)

Disclosure required by a Party due to securities trading rules, Applicable Laws, or the rules and regulations of any court, Governmental Authority, competent body, or any organization or entity, or due to requirements of litigation or legal proceedings related to or arising from the Transaction Documents; provided that such Party shall, to the extent circumstances permit, notify the other Parties and comply with feasible confidentiality arrangements for such information.

If disclosure of Confidential Information is required by law, the Party required to make such disclosure shall, within a reasonable time prior to such disclosure or submission, seek the opinions of the other Parties regarding such disclosure or submission, and, at the request of the other Parties, the Party required to disclose the Confidential Information shall, to the extent possible, seek confidential treatment for the Confidential Information to be disclosed or submitted and use its best efforts to redact the Confidential Information.

7.3	Publicity

After the Closing of the Transaction, if any Party intends to disclose the Transaction through press conferences, industry or professional media, marketing materials, or otherwise, it shall consult with and confirm the publicity plan (including but not limited to the scope of information to be disclosed, content of press releases, etc.) with each Investor in advance. Without the prior written consent of any Investor, no Party shall disclose any information beyond the publicity plan confirmed by such Investor.

8INDEMNIFICATION

8.1	Liability for Breach of Contract Damages
(a)	If any Party (the “Breaching Party”) breaches the representations, warranties,

GeniTech Co., Ltd. Subscription Agreement

obligations, or covenants contained in this Agreement, resulting in losses (including diminution in the value of the Target Company’s equity), damages, Liabilities, claims, demands, costs, or expenses (collectively, “Losses”) to any other Party, the Breaching Party shall indemnify such other Party for such Losses and shall take corresponding measures to hold the injured Party harmless from any further Losses. If any Company Party (excluding the Employee Shareholding Platforms) breaches any of its representations, warranties, covenants, obligations, or any other provisions under this Agreement, thereby causing any Investor to suffer any Losses directly or indirectly, the Company Parties (excluding the Employee Shareholding Platforms) shall, severally and jointly, indemnify such Investor for such Losses and shall take corresponding measures to hold such Investor harmless from any further Losses.

(b)

Regardless of any other provisions of this Agreement, if any Investor suffers any Losses directly or indirectly as a result of any Company Party’s (excluding the Employee Shareholding Platforms) breach of law, breach of contract with any person, or infringement of any person’s rights or interests occurring prior to the Closing Date, the Company Parties (excluding the Employee Shareholding Platforms) shall, severally and jointly, indemnify such Investor for such Losses and shall take corresponding measures to hold such Investor harmless from any further Losses. If any Investor suffers any Losses directly or indirectly as a result of the Employee Shareholding Platform’s breach of law, breach of contract with any person, or infringement of any Person’s rights or interests occurring prior to the Closing Date, the Employee Shareholding Platform shall indemnify such Investor for such Losses and shall take corresponding measures to hold such Investor harmless from any further Losses.

8.2Other Remedies

In the event of any breach of this Agreement by any Party, the rights and remedies of the other Parties under or pursuant to this Agreement are cumulative and shall not affect any other rights or remedies available to the other Parties under Applicable Law.

9EFFECTIVENESS AND TERMINATION

9.1Effectiveness

This Agreement shall become effective upon execution and sealing by all Parties.

9.2Termination Events

The Parties hereby unanimously agree that this Agreement may be terminated in the following manners:

GeniTech Co., Ltd. Subscription Agreement

(a)	By a written agreement of all Parties hereto, specifying the effective date of termination;
(b)

Any Investor may terminate this Agreement with respect to such Investor by providing written notice to the other Parties, specifying the effective date of termination therein, if any of the following circumstances occurs:

(1)	Prior to the Closing, any representation or warranty of any Company Party is materially untrue or contains a material omission;
(2)

Prior to the Closing, any Company Party materially breaches any covenant, commitment, or obligation under this Agreement and fails to take effective remedial measures within thirty (30) days after receiving written notice from such Investor requesting rectification;

(3)	The conditions precedent to closing are not satisfied within ninety (90) days from the Execution Date of this Agreement;
(4)

Prior to the Closing Date, any Company Party enters into any voluntary or involuntary bankruptcy proceedings (unless such proceedings are dismissed within ninety (90) days after commencement), or any Company Party is declared bankrupt by a court or other Governmental Authority; or

(5)

The Target Company fails to complete the Change of Industrial and Commercial Registration for the Transaction with respect to an Investor that has paid its corresponding capital increase consideration in full in accordance with Section 4.3(c) and fails to complete such registration within thirty (30) days after receiving written notice from such Investor requesting rectification.

(c)

Prior to the Closing, the Target Company may terminate this Agreement with respect to any Investor by providing written notice to the other Parties, specifying the effective date of termination therein, if any of the following circumstances occurs with respect to such Investor:

(1)	Any representation or warranty of any Investor is materially untrue or contains a material omission;
(2)

Any Investor materially breaches any covenant, commitment, or obligation under this Agreement and fails to take effective remedial measures within thirty (30) days after receiving written notice from the Target Company requesting rectification;

(3)

Any Investor enters into any voluntary or involuntary bankruptcy proceedings (unless such proceedings are dismissed within ninety (90) days after commencement), or any Investor is declared bankrupt by a court or other governmental authority; or

GeniTech Co., Ltd. Subscription Agreement

(4)

Any Investor fails to pay its corresponding capital increase consideration in full within five (5) Business Days after the expiration of the Capital Contribution Payment Period; in such case, the Target Company shall have the right to elect to terminate this Agreement in its entirety with respect to such Investor or partially terminate this Agreement with respect to the portion of the Capital Increase Consideration unpaid by such Investor.

9.3	Consequences of Termination
(a)

If this Agreement is terminated in accordance with Section 9.2, the rights and obligations of the Parties hereunder with respect thereto shall terminate, provided that the Parties shall remain bound by this Section 9.3 and Sections 7 (Confidentiality), 8 (Indemnification), and 11 (Applicable Law and Dispute Resolution). The provisions of this Section 9.3 shall not be deemed to relieve any Party of liability for breach of this Agreement prior to the termination date.

(b)

Upon termination of this Agreement in accordance with Section 9.2, if the Investor to which such termination applies has paid all or part of the Capital Increase Consideration, the Target Company shall, within twenty (20) Business Days from the date of termination of this Agreement, refund to such Investor the capital increase consideration paid by such Investor corresponding to the terminated portion without interest. The Parties agree to cooperate in signing relevant agreements or completing relevant procedures (if necessary).

(c)

For the avoidance of doubt, the effect of the foregoing termination shall apply severally to each Investor. If any Investor terminates this Agreement with respect to itself, or the Target Company terminates this Agreement with respect to any Investor, the effect of such termination shall apply only to and in respect of the provisions of this Agreement related to such Investor and shall not affect the rights and obligations of any other Party other than such Investor under this Agreement.

10NOTICES

Notices, demands, or other communications under this Agreement shall be in writing and shall be delivered or sent to the following address or email address of the relevant Party (or such other address or email address as the receiving Party may notify the other Parties in writing ten (10) days in advance).

Target Company:	GeniTech Co., Ltd.
Address:	***
Attention:	ZHANG Danyu
Tel:	***

GeniTech Co., Ltd. Subscription Agreement

Email:	***

NIO：
Address:	***
Attention:	Investment Department of NIO Group
Tel:	***
Email:	***

Controlling Shareholder:	NIO Technology (Anhui) Co., Ltd.
Address:	***
Attention:	BAI Jian
Tel:	***
Email:	***

Employee Shareholding Platforms:
Address:	***
Attention:	YIN Wu
Tel:	***
Email:	***

Emerging Industry Fund:
Address:	***
Attention:	LIU Yaqin
Tel:	***
Email:	***

Hefei Haiheng:
Address:	***
Attention:	XU Meng
Tel:	***
Email:	***

Harmonious Fund:
Address:	***
Attention:	LI Jing
Tel:	***
Email:	***

GeniTech Co., Ltd. Subscription Agreement

OmniVision Group:
Address:	***
Attention:	XU Xing
Tel:	***
Email:	***

Shanghai Keshi：
Address:	***
Attention:	GUO Kun
Tel:	***
Email:	***

Zhongxin Juyuan:
Address:	***
Attention:	HE Qiangqiang
Tel:	***
Email:	***

Anhui Guokong：
Address:	***
Attention:	LI Danyang
Tel:	***
Email:	***

Yuanhe Puhua:
Address:	***
Attention:	CAO Xianda
Tel:	***
Email:	***

Hefei Weilai Investment:
Address:	***
Attention:	LV Yuanxing
Tel:	***
Email:	***

Jianxin Equity:
Address:	***
Attention:	YANG Ming
Tel:	***

GeniTech Co., Ltd. Subscription Agreement

Email:	***

Oriza Holdings:
Address:	***
Attention:	Tang Bin
Tel:	***
Email:	***

Each notice, demand, or other communication given or served in accordance with the provisions of this Section 10 shall be deemed to have been duly served: (i) if sent by registered or certified mail, on the third (3rd) Business Day after the date when the relevant notice, demand, or communication addressed to the receiving Party at the above-mentioned address is deposited in the mail and a receipt therefor is obtained from the post office; (ii) if sent by courier or delivered by hand, at the time when the relevant notice, demand, or communication is delivered to the above-mentioned address of the receiving Party; and (iii) if sent by email, at the time when the relevant notice, demand, or communication is transmitted to the above-mentioned email address of the receiving Party (provided that the sender does not receive a notification of failed delivery).

11GOVERNING LAW AND DISPUTE RESOLUTION

11.1	Governing Law

This Agreement shall be governed by the Laws of the People’s Republic of China (for the purpose of this Agreement, excluding the Laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and the Taiwan Region).

11.2	Arbitration

Any dispute arising out of or in connection with this Agreement shall be submitted to the Hefei Arbitration Commission for arbitration. The place of arbitration shall be Hefei. The arbitral award shall be final and binding upon all Parties. The arbitration fees shall be borne by the losing party.

11.3	Continuing Rights and Obligations

Upon occurrence of any dispute and during the arbitration of any dispute, except for the disputed matters, the Parties may continue to exercise their respective other rights and perform their respective other obligations under this Agreement.

12FORCE MAJEURE

12.1	Force Majeure Event

A Force Majeure Event means any act or event that is unforeseeable, unavoidable

GeniTech Co., Ltd. Subscription Agreement

within a reasonable scope, and beyond the control of the affected Party, including but not limited to earthquake, typhoon, flood, tsunami, lightning, fire, plague, epidemic, war, terrorism, hostile acts, riot, strike, traffic interruption, interruption of major services, severe deterioration of economic conditions, or any other unforeseeable or unavoidable act or event recognized as force majeure under international business practices (any of the foregoing events being referred to as a “Force Majeure Event”).

12.2	Occurrence of Force Majeure Event

If a Party is delayed in performing or fails to fully perform its obligations under this Agreement due to the occurrence of a Force Majeure Event, such Party shall not be deemed in breach of this Agreement; provided that such Party shall, immediately after becoming aware of being affected by the Force Majeure Event, notify the other Parties of such Force Majeure Event, and within thirty (30) days after notifying the other Parties, provide details of the event, the reasons for its inability to fully perform or delay in performing this Agreement, and the remedial measures it has taken or will take. The Parties shall consult with each other to decide whether to terminate or amend this Agreement based on the extent of the impact of such Force Majeure Event on the performance of this Agreement.

12.3	Exemption from Liability

If a Force Majeure Event occurs, to the extent affected by the Force Majeure Event, no Party shall bear any liability for any damages, increased costs, or losses that any other Party may suffer due to the failure to perform or delay in performing any of its obligations under this Agreement, and such failure to perform or delay in performance shall not be deemed a breach of this Agreement. The Party claiming the occurrence of a Force Majeure Event shall take appropriate measures to reduce or eliminate the impact of the Force Majeure Event and shall endeavor to resume performance of the obligations affected by the Force Majeure Event within the shortest possible time.

12.4	Suspension of Performance

The Party affected by the Force Majeure Event shall promptly notify the other Parties of the suspension of performance under this Agreement, stating the nature and cause of the suspension of performance, the remedial measures it has taken or will take, and the expected duration of the suspension. The affected Party shall resume performance of this Agreement as soon as reasonably possible.

13MISCELLANEOUS

13.1	Taxes and Expenses

GeniTech Co., Ltd. Subscription Agreement

Each Party shall bear all taxes payable by it in connection with the performance of this Agreement in accordance with the provisions of Applicable Laws. Regardless of whether the Transaction is completed, the expenses related to due diligence and the preparation, amendment, and execution of the Transaction Documents for the Transaction shall be borne by each Party respectively, unless otherwise agreed.

13.2	Assignment and Succession
(a)

An Investor shall have the right to assign its rights or obligations under this Agreement to its Affiliates after transferring all or part of its equity interests in the Target Company to such Affiliates in accordance with the Shareholders’ Agreement.

(b)	Unless otherwise provided in this Agreement, no Party may assign its rights or obligations under this Agreement without the express prior written consent of the other Parties.
(c)

The Party assigning its rights or obligations under this Agreement shall ensure that its successor or assignee complies with and is subject to all representations, warranties, and covenants made by such Party under this Agreement and assumes all obligations of such Party under this Agreement; otherwise, no such assignment shall be permitted.

13.3	Waiver

Any waiver by any Party of any right, power, or remedy under this Agreement shall be effective only upon the execution of a written document by such Party. No failure or delay by any Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.

13.4	Amendment

Any amendment to this Agreement shall be effective only upon execution of a written amendment agreement signed by all Parties.

13.5	Entire Agreement

This Agreement (including the other Transaction Documents and other documents referenced in this Agreement or the other Transaction Documents) constitutes the entire agreement among the Parties with respect to the matters contemplated hereby and supersedes any prior letters of intent, agreements, or understandings with respect to such matters.

13.6	Severability

GeniTech Co., Ltd. Subscription Agreement

If any one or more provisions of this Agreement are held to be invalid, illegal, or unenforceable in any respect under Applicable Laws, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. The Parties shall endeavor through good faith negotiations to replace such invalid, illegal, or unenforceable provisions with valid, legal, and enforceable provisions whose economic effect shall be as similar as possible to that of the invalid, illegal, or unenforceable provisions.

13.7	Counterparts

This Agreement is executed in twenty-one (21) counterparts, with each Party holding one (1) counterpart and the remaining counterparts retained by the Target Company for the purpose of fulfilling necessary approval or filing and registration procedures.

13.8	Governmental Form Documents

If the Parties need to enter into a simplified version of the agreement for the Transaction to request a Governmental Authority to perform a specific act, this Agreement shall prevail over such simplified agreement in all respects, and such simplified agreement shall only be used for requesting such specific act from the Governmental Authority and shall not be used to establish or prove the rights and obligations of the relevant Parties with respect to the matters stipulated therein.

[SIGNATURE PAGES FOLLOW]

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

NIO Inc. (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

GeniTech Co., Ltd. (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

NIO Technology (Anhui) Co., Ltd. (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hefei Shenrui No.1 Enterprise Management Consulting Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hefei Shenrui No.2 Enterprise Management Consulting Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hefei Shenrui No.3 Enterprise Management Consulting Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hefei Jiantou Emerging Industry Equity Investment Fund Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hefei Haiheng Emerging Industry Equity Investment Fund Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Shenzhen Harmonious Growth Phase III Technology Development Equity Investment Fund Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Social Security Fund Yangtze River Delta Technology Innovation Equity Investment Fund (Shanghai) Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

OmniVision Integrated Circuits Group, Inc. (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Shanghai Keshi Management Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Shenzhen Juyuan Xinchuang Private Equity Investment Fund Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Jiaxing Juyuan Zhiguang Equity Investment Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Anhui Guokong Growth Energy Investment Fund Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Anhui Gaoxin Yuanhe Puhua Private Equity Investment Fund Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hefei Weilai Industrial Development Equity Investment Partnership Enterprise (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Chongqing Manufacturing Transformation and Upgrade Private Equity Investment Fund Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Hubei Green Innovation Navigation Equity Investment Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title:

GeniTech Co., Ltd. Subscription Agreement

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

Kunshan Yuanhe Yucheng Venture Capital Partnership (Limited Partnership) (Company Chop)

Signature:	/s/Authorized Signatory & Company chop is affixed
Name:	Authorized Signatory
Title: